UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2007

Emergent BioSolutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33137	14-1902018
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2273 Research Boulevard, Suite 400, Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

(301) 795-1800

Registrant’s telephone number, including area code:

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 20, 2007, we entered into an amendment (the “Amendment”) to our contract with the United States Department of Defense (the “DoD”) for the supply of BioThrax (Anthrax Vaccine Adsorbed).  This contract provides for the supply of approximately 1.05 million doses of BioThrax to the DoD between January 2007 and September 2007.  The Amendment provides us the right to accelerate the dose delivery schedule in the contract.  We currently anticipate completing all deliveries required under the DoD contract by or shortly after June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 27, 2007	EMERGENT BIOSOLUTIONS INC.
	By:	/s/R. Don Elsey R. Don Elsey Chief Financial Officer and SVP of Finance